Exhibit 10.1

                                OPTION AGREEMENT

THIS AGREEMENT made as of the 3rd day of January, 2011 at Kelowna, British Columbia

BETWEEN:

             Candorado Operating Company Ltd.

             Suite 262, 2300 Carrington
             Westbank BC Canada V1Y 6N7
             (collectively referred to as the "Optionor")

                                                               OF THE FIRST PART

AND:

             Pepper Rock Resources Corp.

             8200 Wilshire Blvd. Suite 200 Beverly Hills, CA 90211 (the "Optionee")

                                                              OF THE SECOND PART

WHEREAS:

A. The Optionor is the owner of British Columbia Mineral Claims known as Man/Prime, (the Property), located in British Columbia, Canada; ATTACHED AS SCHEDULE A.

B. The Optionor has agreed to grant an exclusive option to the Optionee to acquire a 70% interest in and to the Property, subject only to the Royalty, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

DEFINITIONS

1. For the purposes of this Agreement, the following words and phrases shall have the following meanings, namely:

"Commencement of Commercial Production" means:

if a mill is located on the Property, the last day of a period of 40 consecutive days in which, for not less than 30 days, the mill processed ore from the Property at 60% of its rated concentrating capacity; or

if a mill is not located on the Property, the last day of a period of 30 consecutive days during which ore or other products has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues, but any period of time during which ore, concentrate or other products is shipped from the Property for testing purposes, or during which milling operations are
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undertaken as initial  tune-up,  shall not be taken into account in  determining the date of Commencement of Commercial Production;

"Exchange" means the Toronto Stock Exchange, The TSX Venture Stock Exchange and such other stock exchanges on which the Optionee's shares may be listed;

"Exchange Acceptance Date" means the date that the Exchange notifies the Optionee of the regulatory acceptance of this agreement pursuant to regulations of the of the Exchange.

"Exploration Expenditures" means the sum of:

     i. all costs of maintenance of the Property, all expenditures on the exploration and development of the Property, and all other costs and expenses of whatsoever kind or nature incurred or chargeable by the Optionee with respect to the exploration and development of the Property and the placing of the Property into commercial production; and

     ii. as compensation for general overhead expenses which the Optionee may incur, an amount equal to 10% of all amounts included in subparagraph
          (i) in each year but only 5% of such amounts when paid by the Optionee under any contract involving payments by it in excess of $500,000 in one year;

"Net Smelter Returns" has the meaning set out in Schedule "B" hereto;

"Option" means the option to acquire a 70% interest in and to the Property and the Property Rights as provided in this Agreement;

"Option Period" means the period from the date of this Agreement to and including the date of exercise or termination of the Option;

"Property" means the mineral applications, mineral exploration licenses, permits and claims as described in Schedule "A" hereto, including any replacement or successor applications, mineral exploration licenses, permits, claims and all mining leases and other mining interests derived from any of the foregoing. Any reference herein to any mineral application, mineral exploration license, permit and claim comprising the Property includes any mineral leases or other interests into which such mineral application, mineral exploration license, permit, claim may have been converted;

"Property Rights" means all applications, licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the Property, or for the purpose of placing the Property into production or continuing production therefrom;

"Royalty" means the amount of royalty from time to time payable to the Optionor hereunder, being 2% of Net Smelter Returns.

"Shares" means common shares in the capital of the Optionee to be issued to the Optionor pursuant to the exercise of the Option. For the Shares to be used as payment under this agreement, the Shares shall be listed for trading on either the Toronto Stock Exchange, The TSX Venture Exchange or Frankfurt Exchange, The AIM exchange or the AMEX, New York or Nasdaq Exchanges.
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                                       3


REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR

2. The Optionor represents and warrants to and covenants with the Optionee, with the knowledge that the Optionee relies upon same in entering into this Agreement, that:

     a) The Optionor is legally entitled to hold the Property and the Property Rights and will remain so entitled until the interest of the Optionor in the Property which is subject to the Option has been duly transferred to the Optionee as contemplated hereby;

     b) The Optionor is, and at the time of each transfer to the Optionee of an interest in the mineral claims comprising the Property pursuant to the exercise of the Option it will be, the recorded holder and sole beneficial owner of all of the Property and the Property Rights free and clear of all liens, charges, claims of others and adverse interests of any nature or kind, and no taxes or rentals are or will be due in respect of any of the Property or the Property Rights;

     c) the mineral applications, mineral exploration licenses, permits, claims comprising the Property and the Property Rights have been, to the best of the Optionors knowledge and belief, duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situate and are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof and until the dates set opposite the respective names thereof in Schedule "A" hereto;

     d) there are not any adverse claims or challenges against or to the ownership of or title to any of the Property or the Property Rights other than as a possible Treaty Land Entitlement Selection Site which has been disclosed to the Optionee and the Optionee acknowledges knowledge thereof, nor to the knowledge of the Optionor is there any basis therefore, and there are no outstanding agreements or options or other rights to acquire or purchase the Property or the Property Rights or any portion thereof, and no person other than the Optionor, pursuant to the provisions hereof, has any royalty or other interest whatsoever in production from any of the Property or the Property Rights;

     e) it has duly obtained all third party consents and authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which the Optionor is a party or by which it is bound or to which it or the Property may be subject;

     f) no proceedings are pending for, and the Optionee is unaware of any basis for, the institution of any proceedings leading to, the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent persons; and

     g) the Property is not the whole or substantially the whole of the undertaking of the Optionor;
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     h)   The  representations  and  warranties  contained  in this  section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Property.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE

3. The Optionee represents and warrants to and covenants with the Optionor, with the knowledge that the Optionor relies upon same in entering into this Agreement, that:

     a) it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

     b) it is lawfully authorized to hold mineral applications, mineral exploration licenses, permits, claims and real property under the laws of the jurisdiction in which the Property is situate;

     c) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound or to which it or the Property may be subject;

     d) no proceedings are pending for, and the Optionee is unaware of any basis for, the institution of any proceedings leading to, the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

The representations and warranties contained in this section are provided for the exclusive benefit of the Optionor and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

GRANT AND EXERCISE OF OPTION

4. The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire a 70% interest in and to the Property, free and clear of all charges, encumbrances, claims and adverse interests of any nature or kind, except for the Royalty. The Option may be exercised by:

     (a)  Share Issuances

          (i) 1,000,000 shares issued on approval from the TSX Venture Exchange ("Exchange");
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                                       5


          (ii) 250,000 shares issued within 12 months of the Exchange Acceptance of this Agreement;

          (iii)250,000   shares   issued  within  24  months  of  the  Exchanged
               Acceptance of this Agreement;

     (b)  Work commitments

          The Optionee incurring Exploration Expenditures on the Property as follows:

          i. Total expenditures of $500,000 within 12 months of the Exchange Acceptance of this Agreement;

          ii. Total expenditures of $750,000 within the period of 24 months after the Exchange Acceptance of this Agreement;

          iii. Total expenditures of $1.5 Million within the period of 36 months after Exchange Acceptance of this agreement.

               The Optionee may elect to accelerate the expenditures on the Property at their discretion. The Optionee agrees that the Optionors 30% interest shall be "carried thru" to the feasibility stage and that the Optionor is not required to provide any additional funding to advance this property to the feasibility stage. The Optionee shall retain the right of first refusal to acquire the Optionor's 30% interest at any time up to the five year anniversary of the Exchange Acceptance of this Agreement. In the event that the Optionor receives an offer from a third party to purchase the Optionors 30% interest, the Optionor shall give written notice to the Optionee of the receipt of the offer and the Optionee shall have thirty business days to either match such an offer or allow the Optionor to vend the 30% interest to a third party. If the Optionor fails to acquire the 30% by the fourth anniversary of the Exchange Acceptance of this Agreement, the Optionor shall be free to vend the 30% interest to any interested third parties.

Upon completion of the payments and deliveries in section 4, the Option shall be deemed exercised without further notice or act by the Optionee, and 70% undivided right, title and interest in and to the Property shall vest in the Optionee, free and clear of all liens, charges, encumbrances, claims and adverse interests of any nature or kind, except for the obligation of the Optionee hereunder to pay the Royalty to the Optionor. The Optionee shall register and transfer title at the Optionee's expense.

TRANSFER OF PROPERTY

5. Concurrently with the full exercise of this Agreement, the Optionor shall deliver to the Optionee duly executed transfers in registerable form of the appropriate interest in the Property which shall be acquired by the Optionee upon exercise of the Option.

The Optionee shall be entitled to record such transfers at its own cost with the appropriate government office to effect legal transfer of such interest in the Property into the name of the Optionee.
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                                       6


RIGHT OF ENTRY

6. Throughout the Option Period, the directors and officers of the Optionee and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:

     a)   enter thereon;

     b)   have exclusive and quiet possession thereof;

     c) do such prospecting, exploration, development and other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

     d) bring upon and erect upon the Property such buildings, plant, machinery and equipment as the Optionee may deem advisable; and

     e) remove there from and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD

7. During the Option Period the Optionee shall:

     a) maintain in good standing those mineral applications, mineral exploration licenses, permits and claims comprising the Property by the doing and filing of assessment work, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such mineral applications, mineral exploration licenses, permits and claims free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee; The Optionee agrees that the Optionor's 30% interest shall be carried thru to the feasibility stage and that the Optionee will expend 100% of the costs required to maintain the claims in good standing;

     b) duly record all exploration work carried out on the Property by the Optionee as assessment work;

     c) permit the Optionor, or their representative duly authorized in writing, at their own risk and expense, to visit and inspect the Property at all reasonable times and intervals, and to inspect the data obtained by the Optionee as a result of its operations thereon, provided always that the Optionor and their representatives shall abide by the rules and regulations laid down by the Optionee relating to matters of safety and efficiency in its operations and, notwithstanding, the Optionee shall be under no liability to the Optionor or their representatives for any personal injury, including death, or any damage to property other than such as might be occasioned by or through any gross negligence on the part of the Optionee, its servants or agents;

     d)   do all work on the Property in a good and  workmanlike  fashion and in
          accordance  with  all  applicable   laws,   regulations,   orders  and
          ordinances of any governmental authority;
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                                       7


     e) indemnify and save the Optionor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Property; but the Optionee shall incur no obligation hereunder in respect of claims arising or damages suffered before and after termination of the Option if upon Termination of the Option any workings on or improvements to the property made by the Optionee are left in a safe condition and in full compliance with requirements of all environmental laws and regulations;

     f) permit the Optionor, at their own expense, reasonable access to the results of the work done on the Property during the last completed calendar year; and

     g) deliver to the Optionor, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Optionee with respect to the Property.

     The Optionor acknowledges and agrees that all information provided by the Optionee to it shall be treated on a confidential basis unless and until such information is publicly disclosed by the Optionee. Without limiting the foregoing, the Optionor shall not directly or indirectly disclose to any other person, shall take all necessary steps to prevent accidental disclosure of, and shall not make use for his own purpose, any such non-publically disclosed information. The Optionor acknowledges and agrees that it is solely responsible for compliance with applicable securities and other laws relating to such information, including but not limited to provisions regarding insider trading and tipping.

TERMINATION OF OPTION

8. Prior to the exercise of the Option and upon the occurrence of the following events, the Optionor may terminate the Option by the Optionor giving written notice of such termination to the Optionee:

     a) upon the Optionee failing to incur or make when due any payment or issuance of Shares which must be made or issued in exercise of the Option;

     b) upon the Optionee being in default of this Agreement as provided for in section 12 and failing to remedy the default all as provided for therein, always provided that if the Optionee shall make such payment or issuance, or cure or commence proceedings to cure such default, prior to the Optionor giving written notice of termination hereunder, such event shall no longer constitute grounds for the termination of the Option.

The Optionee may terminate this Agreement at any other time by the Optionee giving written notice of such termination to the Optionor.

If the Option is terminated otherwise than upon the exercise thereof, the Optionee shall:

     c) leave in good standing for a period of at least 6 months from the termination of the Option Period those mineral applications, mineral exploration licenses, permits and claims comprising the Property;

     d) deliver or make available at no cost to the Optionor within 30 days of such termination, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the
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                                       8


          direction of, or in the possession of the Optionee with respect to the Property and not theretofore furnished to the Optionor;

     e) reclaim the Property in accordance with the requirements of all applicable environmental laws and regulations, but only to the extent that such requirements result from the Optionee's activities on the Property hereunder;

If the Option is terminated otherwise than upon the exercise thereof, the Optionee shall have the right, within a period of 180 days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee, and any such property not removed within such 180 day period shall thereafter become the property of the Optionor.

ROYALTY

9. Upon the Commencement of Commercial Production, the Optionee shall pay to the Optionor the Royalty, being 2% of Net Smelter Returns on the terms and conditions as set out in this paragraph and in Schedule "B" hereto, in accordance with section 7. b and c. The Optionee has the right to acquire one-half of the Royalty (i.e. equal to 1% of Net Smelter Returns) by paying the Optionor $1,000,000.00 in Canadian currency.

Installments of the Royalty payable shall be paid by the Optionee to the Royalty Holders immediately upon the receipt by the Optionee of the payment from the smelter, refinery or other place of treatment of the proceeds of sale of the minerals, ore, concentrates or any other product from the Property.

Within 120 days after the end of each fiscal year, commencing with the year in which Commencement of Commercial Production occurs, the accounts of the Optionee relating to operations on the Property and the statement of operations, which shall include the statement of calculation of Royalty for the year last completed, shall be audited by the auditors of the Optionee at its expense. The Royalty Holders shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and unimpeachable thereafter.

If such audited financial statements disclose any overpayment of Royalty by the Optionee during the fiscal year, the amount of the overpayment shall be deducted from future installments of Royalty payable.

If such audited financial statements disclose any underpayment of Royalty by the Optionee during the year, the amount thereof shall be paid to the Royalty Holders equally forthwith after determination thereof.

The Optionee agrees to maintain for each mining operation on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the Royalty Holders or their agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies thereof at their own expense for the purpose of verifying the amount of Royalty payments to be made by the Optionee to the Royalty Holders pursuant hereto. The Royalty Holders shall have the right to have such accounts audited by independent auditors at their own expense once each fiscal year.
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                                       9


SURRENDER OF PROPERTY INTERESTS PRIOR TO TERMINATION OF AGREEMENT

10. The Optionee may at any time during the Option Period elect to abandon any one or more of the mineral applications, mineral exploration licenses, permits or claims comprised in the Property by giving notice to the Optionor of such intention. Any applications, mineral exploration licenses, permits and claims so abandoned shall be in good standing under the laws of the jurisdiction in which they are situate for at least 6 months from the date of abandonment. Upon any such abandonment, the mineral applications, mineral exploration licenses, permits and claims so abandoned shall for all purposes of this Agreement cease to form part of the Property and, if title to such applications, mineral exploration licenses, permits or claims has been transferred to the Optionee, the Optionee shall retransfer such title to the Optionor at the Optionee's expense.

FORCE MAJEURE

11. If the Optionee is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge the Optionee from its obligations hereunder to maintain the Property in good standing;

The Optionee shall give prompt notice to the Optionor of each event of force majeure and upon cessation of such event shall furnish to the Optionor with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

After the Commencement of Commercial Production, the Optionee shall work, mine and operate the Property during such time or times as the Optionee in its sole judgment considers such operations to be profitable. The Optionee may suspend or curtail operations, both before and after Commencement of Commercial Production, during periods when the products derived from the Property cannot be profitably sold at prevailing prices or if an unreasonable inventory thereof, in the Optionee's sole judgment, has accumulated or would otherwise accumulate.

GOVERNING LAW AND ARBITRATION

11. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the parties hereby irrevocably attorn to the jurisdiction of the courts of such Province.

All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom shall be referred to and finally resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre.
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                                       10


The appointing authority shall be the British Columbia International Commercial Arbitration Centre and the case shall be administered by the British Columbia International Commercial Arbitration Centre I accordance with its "Procedure for Cases under the BCICAC Rules" at Vancouver, British Columbia.

DEFAULT

12. For purposes of section 11, the Optionee shall be in default under this Agreement if, at any time during the Option Period, the Optionee is in default of any material provision in this Agreement and the following procedure shall have been followed (other than the a default with respect to paragraph 4, for which no notice of default and cure period need be given):

     a) the Optionor shall have first given to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed, or the representation and warranty which has been breached; and

     b) the Optionee has not, within 45 days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay.

TERMINATION OF MINING OPERATIONS

13. The Optionee may permanently discontinue mining operations on the Property at any time after the Commencement of Commercial Production when in its opinion no further mining operations can be economically carried out thereon. At such time, the Optionee shall dispose of all mining plant and equipment used on the Property, effect all reclamation work as required by law, and otherwise dispose of the Property as it thinks fit. Any bona fide purchaser of the Property, dealing at arm's length, after termination of mining operations on the Property shall take the Property free and clear of all claims by the Optionor, save and except that the Property shall continue to be subject to payment of all Royalty pursuant to paragraph 12 of this Agreement. The accounts of the Optionee relating to its mining operation on the Property shall be audited by the auditors of the Optionee as soon as practicable after the sale or disposition of all mining plant and equipment from the Property and completion of reclamation. Final settlement of any Royalty payable to the Optionor shall be effected without delay after receipt of the final audited statements. After receipt of such final audited statements and payment of Royalty, if any, this Agreement and the mutual obligations of the Optionee and the Optionor hereunder shall terminate and the obligation to pay the Royalty to the Optionor, in accordance with this Agreement, shall transfer to the purchaser of the Property.

NOTICES

14. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or faxed (with electronic confirmed receipt) to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery or facsimile transmission if delivered or faxed during normal business hours on a regular business day, and the next business day if delivered or faxed after normal business hours or on a day other than a regular business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

GENERAL

15.  This  Agreement   shall  supersede  and  replace  any  other  agreement  or
arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

This Agreement shall be governed by and construed in accordance with the laws of British Columbia and shall be subject to the approval of the Exchange.

Time shall be of the essence in this Agreement.

Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

Any reference in this Agreement to currency shall be deemed to be Canadian currency.

AREA OF MUTUAL INTEREST

16. The parties hereby agree that each and every mineral application, mineral exploration license, permit and claim (including internal fractions) or interest therein which they may stake or otherwise acquire mineral rights to during the currency of this Agreement, located wholly or partly within an area 5 miles from the outermost boundary of the Property as of the date of this Agreement, shall at the option of the other party form a part of the Property. Such party shall, upon acquisition of any such additional claims or interests, forthwith give notice to the other party of same and thereafter the other party shall have thirty days from the date on which the notice of acquisition is given within which to give notice of its desire to have such additional claims or interests form part of the Property and be subject to this Agreement. The Optionee shall be responsible to pay any costs of acquiring the additional claims or interests. All title to such additional claims or interests shall be held subject to the terms of this Agreement. This paragraph shall cease to operate if and when the Optionee loses its right to exercise the Option in full.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


Candorado Operating Company                       Pepper Rock Resources Corp.

Per: /s/ Kirk R. Reed                             Per: /s/ Phil Kueber
    -----------------------                           -----------------------
     Authorized Signatory                              President/Director

Print Name                                        Per:

Kirk R. Reed                                          Phil Kueber
---------------------------                           -----------------------

Title/Position:

Director/CEO
---------------------------

                                   SCHEDULE A

            Tenure Number         Area (ha)        Good to Date
            -------------         ---------        ------------

               512584             1022.76           2020.07.24
               552632              521.56           2020.02.24
               612403              522.04           2014.07.27
               612404              522.09           2014.07.27

                                  SCHEDULE "B"

                               NET SMELTER RETURNS

1. For the purposes of this Agreement, the term "Net Smelter Returns" shall mean the net proceeds actually paid to the Optionee from the sale by the Optionee of minerals or other products mined and removed from the Property, after deduction of the following:

smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser; provided, however, in the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovery costs incurred by the Optionee, beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment;

actual sales and brokerage costs, if any, and

ad valorem taxes and taxes based upon production, but not income taxes.

2. In the event the Optionee commingles minerals from the Property with minerals from other properties, the Optionee shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined.